UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 12, 2011 (May 9, 2011)

CHINA POWER TECHNOLOY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34230	22-3969766
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 12, Gongyuan Road
Kaifeng City, Henan Province 475002
People’s Republic of China
(Address of Principal Executive Offices)

(86) 378 299 6222
(Registrant’s Telephone Number, Including Area Code)

_______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01.    Changes in Registrant’s Certifying Accountant.

On May 9, 2011, the audit committee of the board of directors (the “Board”) of China Power Technology, Inc. (the “Company”) appointed Marcum Bernstein & Pinchuk LLP (“MarcumBP”) as its independent registered public accounting firm for the fiscal year ending December 31, 2011. As the Company previously disclosed, its former independent registered public accounting firm, Bernstein & Pinchuk LLP (“B&P”), entered into a joint venture agreement with Marcum LLP and formed MarcumBP in a transaction pursuant to which B&P merged its China operations into MarcumBP and certain of the professional staff of B&P joined MarcumBP as employees of MarcumBP.

During the Company’s two most recent fiscal years ended December 31, 2009 and 2010 and through May 9, 2011, the date of MarcumBP’s appointment, neither the Company, nor anyone on its behalf, consulted with MarcumBP with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s consolidated financial statements; or (iii) any matter that was either the subject of a disagreement as described in Item 304(a)(1)(iv) under Regulation S-K) or a reportable event as provided in Item 304(a)(1)(v) under Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Power Technology, Inc.

Date: May 12, 2011

/s/ Simon D. Liu
Name: Simon D. Liu
Title: Chief Financial Officer